Exhibit 99.1

          BTU International Announces Change in Management;
                     Mark Rosenzweig to Step Down;
                Paul van der Wansem Resumes Role as CEO

    NORTH BILLERICA, Mass.--(BUSINESS WIRE)--Oct. 1, 2004--BTU International, Inc. (Nasdaq NM: BTUI), the leading supplier of advanced thermal processing equipment for semiconductor packaging, surface mount, and advanced materials processing, today announced that Mark Rosenzweig has stepped down as President and Chief Executive Officer and has resigned from the Board of Directors, effective immediately.
    The Board named its Chairman, Paul van der Wansem, 64, as Chief Executive Officer, who previously served in that role from 1979 until July 2002.
    The company will hold its regularly scheduled 3rd quarter conference call on October 22nd, at 11.00am EST, after the earnings release the previous day.

    About BTU International

    BTU International, with world headquarters in North Billerica, MA, is a market-leading supplier of advanced thermal processing equipment to the semiconductor, electronics, and materials sectors. BTU manufactures a wide range of equipment for semiconductor packaging applications, including state-of-the-art systems for wafer bumping and wafer-level packaging. The company also manufactures solder reflow furnaces for printed circuit board assembly, and advanced systems for materials processing applications requiring high temperatures and precise atmosphere control. BTU operates worldwide with direct sales and service offices in the USA, Asia and Europe. Information about BTU International is available on BTU's website at www.btu.com.

    Safe Harbor Statement

    This news release, other than historical financial information, includes forward-looking statements that involve known and unknown risks and uncertainties, including quarterly fluctuations in results. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the company's filings with the Securities and Exchange Commission. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. Unless otherwise required by law, the company disclaims any obligation to revise or update such forward-looking statements in order to reflect future events or developments.

    CONTACT: BTU International, Inc.
             Tom Kealy, 978-667-4111, #106